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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 11, 2003 included in Form 10-K of ClickSoftware Technologies Ltd. for the year ended December 31, 2002 into Registration Statement Number 333-42000 on Form S-8 of ClickSoftware Technologies Ltd.


/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March __, 2003


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10-K CLICKSOFTWARE TECHNOLOGIES LTD.                                     PAGE 61